     As filed with the Securities and Exchange Commission on March 8, 2001

                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


              DELAWARE                                           95-2647125
-------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                            -------------------------

                             20511 LAKE FOREST DRIVE
                       LAKE FOREST, CALIFORNIA 92630-7741
                                 (949) 672-7000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                   AMENDED AND RESTATED STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                            -------------------------

                              MICHAEL A. CORNELIUS
               VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                             20511 LAKE FOREST DRIVE
                       LAKE FOREST, CALIFORNIA 92630-7741
                                 (949) 672-7000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM             MAXIMUM
                                              AMOUNT              OFFERING           AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES                  TO BE             PRICE PER           OFFERING         REGISTRATION
           TO BE REGISTERED                REGISTERED(1)          SHARE(2)           PRICE(2)             FEE
------------------------------------------------------------------------------------------------------------------
             Common Stock,
       par value $0.01 per share           1,000,000(3)            $3.905           $3,905,000          $976.25
==================================================================================================================

(1) Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent, as amended. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated Stock Option Plan for Non-Employee Directors.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of Western Digital Corporation as reported on March 5, 2001 on the New York Stock Exchange.

(3) 2,600,000 shares are issuable under the Plan. In addition to the 1,000,000 shares registered hereby, 400,000 shares of Western Digital Corporation Common Stock issuable under the Plan were previously registered under the Registration Statement on Form S-8, Registration No. 33-9853, as filed with the Securities and Exchange Commission on October 30, 1986 (which includes 200,000 shares of Common Stock registered on the Form S-8 Registration Statement and 200,000 shares of Common Stock registered on the Form S-8 Registration Statement pursuant to Rule 416 in connection with Western Digital Corporation's stock dividend of one share of each share outstanding on May 20, 1997); 600,000 shares of Western Digital Corporation Common Stock issuable under the Plan were previously registered under Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (Registration No. 33-9853), as filed with the Securities and Exchange Commission on September 28, 1988 (which includes 300,000 shares of Common Stock registered on Post-Effective Amendment No. 3 to the Form S-8 Registration Statement and 300,000 shares of Common Stock registered on the Post-Effective Amendment No. 3 to the Form S-8 Registration Statement pursuant to Rule 416 in connection with Western Digital Corporation's stock dividend of one share of each share outstanding on May 20, 1997); and 600,000 shares of Western Digital Corporation Common Stock issuable under the Plan were previously registered under Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 33-9853) as filed with the Securities and Exchange Commission on February 6, 1990 (which includes 300,000 shares of Common Stock registered on Post-Effective Amendment No. 4 to the Form S-8 Registration Statement and 300,000 shares of Common Stock registered on Post-Effective Amendment No. 4 to the Form S-8 Registration Statement pursuant to Rule 416 in connection with Western Digital Corporation's stock dividend of one share of each share outstanding on May 20, 1997).

================================================================================

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Western Digital Corporation, a Delaware corporation (the "Company"), and relates to an additional 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable to the Company's non-employee directors under the Company's Amended and Restated Stock Option Plan for Non-Employee Directors (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-K for fiscal year ended June 30, 2000;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 29, 2000, and December 29, 2000;

        (c) The Company's Current Reports on Form 8-K dated July 27, 2000, September 6, 2000, October 26, 2000, January 25, 2001, and February 2, 2001;

        (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-54968), including any amendment or report filed for the purpose of updating such description; and

        (e) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A (File No. 001-08703), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Western Digital Corporation is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        As permitted by Section 102(b)(7) of the GCL, the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

        The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law. The Company may, from time to time, enter into indemnity agreements with each of its directors and officers requiring that the Company pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of the Company and solely because of his or her being a director and/or officer. Under the GCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). Consistent with the Company's Bylaw provision on the subject, the indemnity agreements require the Company to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expense and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary, whereas under the GCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreements, the Company would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against the Company. By the terms of the indemnity agreements, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, (i) received a personal benefit, (ii) violated Section 16(b) of the Securities Exchange Act of 1934 or analogous provisions of law, or (iii) committed certain acts of dishonesty. Absent the indemnity agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Company's Certificate of Incorporation or Bylaws.

        The Company has a policy of directors' liability insurance which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances stated in the policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.    Description
-----------    -----------
    4.1        Amended and Restated Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.4.1 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 29,
               1997, as filed with the Securities and Exchange Commission on May
               9, 1997).

    4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, as filed with the Securities and Exchange Commission on November 16, 1999).

    4.3 Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 19, 1998).

    4.4 Amendment to Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent, dated September 30, 1999 (incorporated by reference to the Company's Annual Report on Form 10-K for fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission on September 28, 2000).

    4.5 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form 8-B (File No. 001-08703), as filed with the Securities and Exchange Commission on April 3, 1987).

    4.6 Western Digital Corporation Amended and Restated Stock Option Plan for Non-Employee Directors (incorporated by reference to the Company's Definitive Revised Proxy Statement on Form 14A filed on October 18, 2000).

    5          Opinion of Gibson, Dunn & Crutcher LLP.

   23.1        Consent of KPMG LLP, independent auditors.

   23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

   24          Power of Attorney (contained on signature page hereto).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 8, 2001.


                                              WESTERN DIGITAL CORPORATION

                                              By: /s/ Matthew E. Massengill
                                                  ------------------------------
                                                      Matthew E. Massengill
                                                      President and Chief
                                                      Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints MATTHEW E. MASSENGILL and MICHAEL A. CORNELIUS his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    NAME AND SIGNATURE                                 TITLE                                 DATE
    ------------------                                 ------                                ----
/s/ Matthew E. Massengill                   President and Chief Executive Officer       March 8, 2001
------------------------------------        (Principal Executive
    Matthew E. Massengill                   Officer) and Director


/s/ Teresa A. Hopp                          Senior Vice President, Finance              March 8, 2001
------------------------------------        and Chief Financial Officer
    Teresa A. Hopp                          (Principal Financial and Accounting
                                            Officer)


/s/ Thomas E. Pardun                        Chairman of the Board                       March 8, 2001
------------------------------------
    Thomas E. Pardun


/s/ Peter D. Behrendt                       Director                                    March 3, 2001
------------------------------------
    Peter D. Behrendt


/s/ I.M. Booth                              Director                                    March 8, 2001
------------------------------------
    I.M. Booth


/s/ Kathleen A. Cote                        Director                                    March 1, 2001
------------------------------------
    Kathleen A. Cote


                                            Director                                    March __, 2001
------------------------------------
    Henry T. DeNero


                                            Director                                    March __, 2001
------------------------------------
    Roger H. Moore

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
    4.1        Amended and Restated Certificate of Incorporation of the Company
               (incorporated by reference to Exhibit 3.4.1 to the Company's
               Quarterly Report on Form 10-Q for the quarter ended March 29,
               1997, as filed with the Securities and Exchange Commission on May
               9, 1997).

    4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999, as filed with the Securities and Exchange Commission on November 16, 1999).

    4.3 Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 19, 1998).

    4.4 Amendment to Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent, dated September 30, 1999 (incorporated by reference to the Company's Annual Report on Form 10-K for fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission on September 28, 2000).

    4.5 Form of Common Stock Certificate (incorporated by reference to the Company's Registration Statement on Form 8-B (File No. 001-08703), as filed with the Securities and Exchange Commission on April 3, 1987).

    4.6 Western Digital Corporation Amended and Restated Stock Option Plan for Non-Employee Directors (incorporated by reference to the Company's Definitive Revised Proxy Statement on Form 14A filed on October 18, 2000).

    5          Opinion of Gibson, Dunn & Crutcher LLP.

   23.1        Consent of KPMG LLP, independent auditors.

   23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

   24          Power of Attorney (contained on signature page hereto).